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                                                                    EXHIBIT 23.4

                         MINE RESERVES ASSOCIATES, INC.
                           4860 Ward Road, Suite 202
                       Wheat Ridge, Colorado  80033-2122
                  Phone:  (303) 421-9656  FAX:  (303) 421-9470

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March 18, 1997



Canyon Resources Corporation
14142 Denver West Parkway, STE 250
Golden, CO  80401



Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statements of Canyon Resources Corporation (The Company) on Form S-8 (File No. 33-37306); Form S-3 (File No. 333-175); Form S-3 (File No. 333-11561); and Form
S-3 (File No. 333-18449), of our report dated February 1994, pertaining to Ore Reserves and Mine Plan Review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

Respectively submitted,

MINE RESERVES ASSOCIATES INC.



/s/ Lawrence E. Allen
-------------------------
Lawrence E. Allen
Vice President and
Principal Mining Engineer